Exhibit 10.18
                                   -------------



Citizens

           Bank' Investments.Trust. Insurance www.citizensnational.net

PROMISSORY NOTE


           References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower_

REMOTEMDX, INC.
150 W CIVIC CENTER DRIVE SUITE 400 SANDY,UT 84070

lender:

Citizens National Bank Main Office
127 S Side Square P.O. Box 1279 Macomb,IL 61455

Principal Amount: $2,000,000.00 Initial Rate: 8.000% Date of Note: June 26, 2006

PROMISE TO PAY. REMOTEMDX, INC. ("Borrower") promises to pay to Citizens National Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of Two Million & 00/100 Dollars ($2,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.
PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on June 30, 2007. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning August 1, 2006, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; and then to principal. Interest on this Note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the annual interest rate over the number of days in a year, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.
VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Prime Rate as published in The Wall Street Journal (the "Index"r. The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 8.000% per annum. The interest rate to be applied to the unpaid principal balance during this Note will be at a rate equal to the Index, resulting in an initial rate of 8.000% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.
PREPAYMENT; MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $100.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Citizens National Bank, Main Office, 127 S Side Square, P.O. Box 1279, Macomb, IL 61455.
LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or $25.00, whichever is less.
INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased to 15.000% per annum. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law. DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note: Payment Default. Borrower fails to make any payment when due under this Note. Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.
False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter. Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.
Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.
Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note. In the event of a


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loan No: 400949881

                           PROMISSORY NOTE {Continued}

Page 2

death, Lender, at its option, may, but shall not be required to, permit the guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.
Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower. Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.
Insecurity. Lender in good faith believes itself insecure.
LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.
ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.
JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.
GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Illinois without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Illinois.
CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of McDonough County, State of Illinois. RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.
COLLATERAL. Borrower acknowledges this Note is secured by the following collateral described in the security instruments listed herein:

(A) inventory, chattel paper, accounts, equipment and general intangibles described in Commercial Security Agreements dated June 26, 2006.

(B) deposit accounts described in an Assignment of Deposit Account dated June 26, 2006.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested only in writing by Borrower or as provided in this paragraph. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following person currently is authorized, except as provided in this paragraph, to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender's address shown above, written notice of revocation of his or her authority: DAVID DERRICK, Chief Executive Officer of REMOTEMDX, INC. Draws to be taken on approved invoices presented to Citizens National Bank from the following companies: CP Baker Securities, Inc, RemoteMDx, Inc., Dynamic Source Manufacturing and Advanta Design Group, Inc. Lender may advance funds under this note to iii pay itself interest, (m make deposits into the Account (as defined below) if it contains less than the required compensating balance, and (im to pay itself fees and other amounts that may be owed to it. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (E) Lender in good faith believes itself insecure.
ADDITIONAL REQUIREMENTS. Lender will require borrower to open their operating deposit account and research and development account at lenders institution. Lender will require quarterly profit and loss statements, business balance sheet and annual tax returns from borrower. Lender will require an amount equal to 10% of the line of credit as compensating balance in the operating account. Lock
Box: Lender will provide a PO Box specifically for borrower lock box purposes. Lender will provide daily emails including scanned images of all checks being deposited. In addition to and not in limitation of other rights of Lender to payment, twenty-five (25) percent of all deposits received into the Account (as defined in the Assignment of Deposit Account described above) will be applied to the operating line of credit and seventy-five (75) percent will remain in the borrowers operating deposit account.
LETTER OF CREDIT. In addition to the other collateral for this Note, Borrower acknowledges and agrees that this Note is secured by a Letter of Credit issued to Lender on its behalf by United States Trust Company, N.A. dated June 26, 2006 Lender shall return the letter(s) of credit securing the loan after the applicable preference period following the occurence of both of the following
(i) payment in full of all amounts payable to Lender under the Note and related documents and (ii) Borrower's acknowledgment that Lender has no further obligation to loan amounts to Borrower pursuant to such documents.
SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.
GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several. ILLINOIS INSURANCE NOTICE. Unless Borrower provides Lender with evidence of the insurance coverage required by Borrower's agreement with Lender, Lender may purchase insurance at Borrower's expense to protect Lender's interests in the collateral. This insurance may, but need

Loan No: 400949881

Page 3

not, protect Borrower's interests. The coverage that lender purchases may not pay any claim that Borrower makes or any claim that is made against Borrower in connection with the collateral. Borrower may later cancel any insurance purchased by lender, but only after providing lender with evidence that Borrower has obtained insurance as required by their agreement. If lender purchases insurance for the collateral, Borrower will be responsible for the costs of that insurance, including interest and any other charges lender may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to Borrower's total outstanding balance or obligation. The costs of the insurance may be more than the cost of insurance Borrower may be able to obtain on Borrower's own.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD All THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE. BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COpy OF THIS PROMISSORY NOTE.

BORROWER:

REMOTEMDX, INC.

Executive

Officer

of

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